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                                                                     EXHIBIT 8.1


                       Form of United States Tax Opinion

                                          , 2001



Ingersoll-Rand Company Limited
200 Chestnut Ridge Road
Woodcliff Lake, New Jersey  07677

Ingersoll-Rand Company
200 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07677

         Re:      Ingersoll-Rand Company Limited Filing of
                  Securities Registration Statement - U.S. Tax Opinion

Dear Sirs:


         We have acted as special United States federal income tax counsel to Ingersoll-Rand Company (the "Company") and Ingersoll-Rand Company Limited ("IR-Limited") in connection with the determination of the material United States federal income tax consequences to the Company's current United States shareholders of the proposed reorganization of the Company (the "Reorganization") and the receipt, ownership and disposition of IR-Limited Class A common shares (the "Shares"), as more completely described in the Proxy Statement/Prospectus dated November 2, 2001 that forms part of the Form S-4 Registration Statement (Registration No. 333-71642) prepared by IR-Limited
(the "Registration Statement").


         As special United States federal income tax counsel to the Company and IR-Limited, we have examined the Registration Statement and such other documents and records as we deemed necessary and relevant for purposes of rendering our opinion as to the material United States federal income tax consequences of the Reorganization to the Company's current United States shareholders and of the receipt, ownership and disposition of the Shares, including:


          (1) The Registration Statement filed with the Securities and Exchange Commission on October 30, 2001;

          (2) The Agreement and Plan of Merger among IR-Limited, the Company and IR Merger Corporation dated October 31, 2001;


          (3)  The Memorandum of Association of IR-Limited;

          (4)  The Amended and Restated Bye-laws of IR-Limited;


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Ingersoll-Rand Company
October __, 2001
Page 2


          (5) The Voting Agreement between IR-Limited and the Company to which Class B common shares are subject dated October 31, 2001;


          (6) The Certificate of Designation creating IR-Limited Series A Preference Shares; and


          (7) The Rights Agreement between IR-Limited and The Bank of New York, as Rights Agent, dated October 31, 2001.


         We assume, for purposes of this opinion, that all documents, and the information contained therein, provided to us by or on behalf of the Company and IR-Limited are accurate and correct. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Registration Statement.

         Based upon and subject to the foregoing, assuming that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that, as of the date hereof, the statements in the Registration Statement with respect to the matters of tax laws of the United States contained under the caption "Income Tax Consequences of the Reorganization - U.S. Federal Income Tax Consequences of the Reorganization" fairly and accurately summarize the material United States federal income tax consequences to the Company's current United States shareholders of the Reorganization and receipt, ownership and disposition of the Shares.

         The foregoing is based on the United States Internal Revenue Code of 1986, as amended, the regulations, rulings and administrative pronouncements thereunder and judicial decisions as of the date hereof. Subsequent developments in these areas could have a material effect on this opinion.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Proxy Statement/Prospectus that forms part of the Registration Statement without admitting that we are "experts" under the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.



                                                     Very truly yours,



                                                     BAKER & MCKENZIE